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       [LETTERHEAD OF SUTHERLAND ASBILL & BRENNAN LLP]


                                       April 22, 2005


Southern Farm Bureau Life Insurance Company
P.O. Box 78
Jackson, MS 39205

         Re:      Southern Farm Bureau Life Variable Account
                  (File No. 333-79865)
                  ------------------------------------------

Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for Southern Farm Bureau Life Variable Account (File No. 333-79865). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                  By: /s/ STEPHEN E. ROTH
                                                  -----------------------
                                                  Stephen E. Roth